                        INTERNATIONAL ELECTRONICS, INC.
                              427 Turnpike Street
                          Canton, Massachusetts 02021

                      _________________________________

                   Notice of Special Meeting in Lieu of the
                        Annual Meeting of Shareholders
                      _________________________________

     Notice is hereby given that a Special Meeting in Lieu of the Annual Meeting of Shareholders of International Electronics, Inc., a Massachusetts corporation (the "Company") will be held at the offices of Cohan, Rasnick, Myerson & Marcus LLP, One State Street, Boston, Massachusetts at 2:00 p.m., local time, on Thursday, March 30, 2000, for the following purposes:

  1. To elect a Board of four Directors consisting of one Class 1 Director, two Class 2 Directors and one Class 3 director to serve until their successors are chosen and qualified.

  2. To transact such other business as may come before the meeting.

     Only shareholders of record at the close of business on February 4, 2000, are entitled to notice of and to vote at the meeting.

     Please complete, sign, and date the enclosed proxy, and mail it as promptly as possible in the enclosed self-addressed envelope. If you attend the meeting and desire to vote in person, the proxy will not be used.

                                           By order of the Board of Directors,

                                           Peter Myerson, Clerk

Canton, Massachusetts
February 25, 2000

                        INTERNATIONAL ELECTRONICS, INC.
                              427 Turnpike Street
                          Canton, Massachusetts 02021

                       ________________________________

                                Proxy Statement
                       ________________________________

     The accompanying proxy is solicited by the Board of Directors of International Electronics, Inc., a Massachusetts corporation (the "Company") for use at a Special Meeting in Lieu of the Annual Meeting of Shareholders to be held March 30, 2000.

                              PROXY SOLICITATION

     Proxies in the accompanying form, properly executed and received prior to the meeting and not revoked, will be voted as specified, or if no instructions are given, will be voted in favor of the proposals described herein. Proxies may be revoked at any time prior to the meeting by written notice given to the Clerk of the Company. No dissenter to any action proposed will have any right to appraisal as a result of voting against a proposed action. The cost of this solicitation shall be borne by the Company. Solicitation of the Proxies by telephone or in person may be made by the Company's Directors, Officers or other employees, but any such solicitations will be carried on during working hours and for no additional cost, other than the time expended and telephone charges in making such solicitations. The approximate date on which this Proxy Statement and the accompanying proxy card will be mailed to shareholders is February 25, 2000.

                      INFORMATION AS TO VOTING SECURITIES

     Each outstanding share of the Company's common stock, $.01 par value per share, is entitled to one vote. Only shareholders of record at the close of business on February 4, 2000 will be entitled to vote at the meeting. On that date, there were 1,524,968 shares of common stock of the Company outstanding.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     Set forth below is information concerning ownership of the Company's common stock as of January 31, 2000, (i) by all persons known by the Company to own beneficially 5% or more of the outstanding common stock, (ii) by each director and Named Executive Officer of the Company and (iii) by all directors and executive officers as a group.

                                                                  Percent of
                                                 Number of       Common Stock
     Name                                        Shares/(1)/        Owned
     ----                                        ------             -----

Executive Officers and Directors:

     John Waldstein                              229,631/(2)/       14.1%
     c/o International Electronics, Inc.
     427 Turnpike Street
     Canton, Massachusetts

     James Brierley                               32,576/(5)/        2.1%
     c/o International Electronics, Inc.
     427 Turnpike Street
     Canton, Massachusetts

                                                               Percent of
                                                 Number of    Common Stock
     Name                                        Shares/(1)/     Owned
     ----                                        ------          -----

Executive Officers and Directors:

     Heath Paley                                 43,222/(3)/      2.8%
     c/o International Electronics, Inc.
     427 Turnpike Street
     Canton, Massachusetts

     Kenneth Moyes                               15,250/(6)/      1.0%
     526 Boston Post Road
     Wayland, Massachusetts

     Diane Balcom                                18,560/(4)/      1.2%
     1709 Boulevard of the Allies, Suite 100
     Pittsburgh, Pennsylvania

     Christopher Hentschel                       23,300/(7)/      1.5%
     c/o International Electronics, Inc.
     427 Turnpike Street
     Canton, Massachusetts

     All directors and executive officers
     as a group (6 persons)                     362,539/(8)/     21.0%

5% Shareholders:

     Warren Paley                               217,267          14.2%
     3 Mill Street
     New Baltimore, New York

(1) Except as otherwise indicated below, the named owner has sole voting and investment power with respect to the shares set forth. No arrangements are known to the Company, which may result in a change in control. The number of shares shown does include shares which may be acquired through the exercise of options and warrants, which are exercisable currently or within sixty (60) days after January 31, 2000.

(2) Includes vested options and warrants to purchase an aggregate 108,125 shares of the Company's common stock granted at prices ranging from $.74- $2.12 per share. Includes 6,234 shares of common stock held by Mr. Waldstein's wife. Mr. Waldstein disclaims beneficial ownership of these shares.

(3) Includes vested options to purchase an aggregate 34,537 shares of the Company's common stock granted at prices ranging from $.75-$6.48 per share.

(4) Includes vested options and warrants to purchase an aggregate 12,012 shares of the Company's common stock granted to Diane Balcom and Balcom & Associates at prices ranging from $.72-$2.12 per share.

(5) Includes vested options to purchase an aggregate 25,000 shares of the Company's common stock granted at prices ranging from $1.35-$1.58 per share.

(6) Includes 4,000 shares of common stock held in trust for the benefit of Mr. Moyes' minor children. Mr. Moyes serves as co-trustee of two such trusts. Includes vested options to purchase an aggregate 1,250 shares of the Company's common stock at $1.17 per share.

(7) Includes vested options to purchase an aggregate 21,667 shares of the Company's common stock at prices ranging from $.75-$2.07 per share.

(8) Includes vested options and warrants to purchase an aggregate 202,591 shares of the Company's common stock granted at prices ranging from $.72- $6.48 per share.

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

     Shares represented by proxies in the enclosed form, unless the proxies otherwise direct, will be voted as follows: (i) to elect Heath Paley as the Class 1 Director to the Company's Board of Directors until the first annual meeting following the Shareholders' meeting scheduled for March 30, 2000; (ii) to elect Diane Balcom and Kenneth Moyes as the Class 2 Directors to the Company's Board of Directors to serve until the second annual meeting following the Shareholders' meeting scheduled for March 30, 2000; and (iii) to elect John Waldstein as the Class 3 Director to the Company's Board of Directors to serve until the third annual meeting following the Shareholders' meeting scheduled for March 30, 2000.

     The following table sets forth the name and age of each executive officer, director and nominee of the Company. The narrative following the table describes the principal employment of each executive officer, director and nominee. For each person presently serving as director, the table sets forth the date on which he/she was first elected director.

                                    Position with                       Director
Name                       Age      the Company                          Since
----                       ---      -----------                          -----

John Waldstein             46       Chairman of the Board, President,    1982
                                    Chief Executive Officer, Treasurer
                                    and Director
James C. Brierley, Jr.     48       Vice President of Sales                 -
                                    and Marketing
Christopher Hentschel      55       Vice President of Engineering           -
Heath Paley                51       Director                             1990
Diane Balcom               57       Director                             1989
Kenneth Moyes              43       Director                             1998

     Directors of the Company hold office on the following basis and thereafter until their successors are chosen and qualified. Class 1 Directors will serve in office until the first annual meeting following the annual meeting set for March 30, 2000, and thereafter will serve for three year terms. Class 2 Directors will serve in office until two years following the annual meeting set for March 30, 2000, and thereafter will serve for three year terms. Class 3 Directors will serve in office until three years following the annual meeting set for March 30, 2000, and thereafter will serve for three year terms.

     The officers of the Company hold office until their successors are chosen and qualified.

     The following is a summary of the background of those individuals listed in the above table:

     John Waldstein has been employed by the Company since 1978, has been Treasurer since March 1982, was Vice President between January 1983 and May 1988, Chief Operating Officer from February 1988 to May 1988, President and Chief Executive Officer since May 1988, and Chairman of the Board since November 1990. Mr. Waldstein is a graduate of Harvard College. See "Executive Compensation-Compensation on Involuntary Termination."

     James C. Brierley, Jr. has been employed by the Company since October 1995. Initially engaged as a consultant to develop a business strategy for the Company's line of industrial access control products, he was appointed Director of Sales and Marketing in October 1997 and was appointed Vice President of Sales and Marketing in April 1998. Prior to joining the Company, from September 1994 to September 1995, he was the Vice President of Product Marketing for The Shareholders Services Group, a division of First Data Corporation. From 1981 to June 1994, he was employed by Digital Equipment Corporation where he became Director of Product Management specializing in distributed database client server products. Prior to that, Mr. Brierley was a Certified

Public Accountant with Coopers & Lybrand. See "Executive Compensation-Compensation on Involuntary Termination."

     Christopher Hentschel was appointed the Company's Vice President of Engineering in March 1995 and had previously been Chief Engineer since 1989. Before joining the Company, Mr. Hentschel was a founder and Vice President of Engineering of Guard Aware, Inc. Mr. Hentschel is a graduate of Wentworth Institute. See "Executive Compensation-Compensation on Involuntary Termination."

     Heath Paley became a member of the Board of Directors in 1990. Since May 1996, Mr. Paley has been a self-employed computer consultant. He had been the Company's Director of Management Information Systems from September 1994 until May 1996 and was the Company's Chief Operating Officer and Executive Vice President from June 1990 to August 1994. From 1983 to June 1990, Mr. Paley was President and a founder of Ecco Industries, Inc. From 1980 to 1983, he was President of the Maine Woods Shoe Division of Bennett Industries. Heath Paley is the son of Warren Paley. See "Certain Beneficial Owners and Management."

     Diane Balcom became a member of the Board of Directors in July 1989. Since October 1998, Ms. Balcom has been the Executive Director of the Pittsburgh Mercy Foundation. From September 1997 to September 1998, she held the position of Director of Development for Children's Hospital of Pittsburgh. From August 1994 to August 1997, Ms. Balcom was the Chapter Director of the Juvenile Diabetes Foundation of Western Pennsylvania. She has been an adviser to the Company on corporate and financial matters since 1985. From January 1989 to August 1994, Ms. Balcom operated a consulting practice, which provided services related to private and public financing for small and medium-sized companies. From March 1987 to January 1989, she served as Vice President and Chief Financial Officer for Environmental Diagnostics, Inc., a publicly held company. Prior to that, Ms. Balcom held various senior management positions in Corporate Finance and Research for 13 years with brokerage firms on the West Coast.

     Kenneth Moyes was appointed to the Board of Directors in October 1998. Since August 1994, Mr. Moyes has been the President and founder of EH Publishing, Inc., an information provider for the home systems industry. From January 1990 to May 1994, Mr. Moyes served as President and Chief Executive Officer of Arius, Inc., an international distributor of security products. During May 1995, Arius filed for bankruptcy. Prior to that, Mr. Moyes was employed by Geneva Merchant Bankers as a junior partner, founded Moyes and Company, a management consulting firm, and was a Certified Public Accountant with Peat, Marwick, Mitchell and Company.

     In September 1999, Mr. Waldstein received an option under the Company's non-qualified stock option plan (the "Plan") to purchase 12,500 shares of common stock at an exercise price of $ 1.77 per share. In November 1999, Messrs. Brierley and Hentschel each received options under the Plan to purchase 5,000 shares of common stock at an exercise price of $2.56 per share. All of the aforementioned options vest over a four-year period.

     During the fiscal year ending August 31, 1999, the Board of Directors held 5 meetings (including regularly scheduled, telephone, special meetings and actions by unanimous written consent).

     The Board of Directors has an audit committee. The audit committee is comprised of John Waldstein, Heath Paley and Diane Balcom. The audit committee is responsible for financial oversight and review of potential conflicts of interest. The audit committee had one meeting during fiscal 1999. The Company's compensation committee of the Board of Directors is comprised of Diane Balcom and Kenneth Moyes. The compensation committee is responsible for evaluating and approving the compensation arrangements for each of the Company's executive officers, including the granting of options to purchase shares of common stock under the Company's Employee Stock Option Plans. The compensation committee, during the year ended August 31, 1999, held one meeting. The Company has no nominating committee.

     At the last annual meeting, shareholders elected a Board of Directors for the ensuing year. The Board which was elected consisted of John Waldstein, Diane Balcom, Heath Paley and Kenneth Moyes.

     The Board of Directors recommends that shareholders vote FOR the election Heath Paley as the Class 1 Director on the Board of Directors to serve until the first annual meeting following the Shareholders' meeting scheduled for March 30, 2000; (ii) to elect Diane Balcom and Kenneth Moyes as the Class 2 Directors on the Board of Directors to serve until the second annual meeting following the Shareholders meeting scheduled for March 30, 2000; and (iii) to elect John Waldstein as the Class 3 Director on the Board of Directors to serve until the third annual meeting following the Shareholders' meeting scheduled for March 30, 2000.

                            EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation for each of the last three fiscal years ended August 31, 1999, of the Company's President and Chief Executive Officer, and three other executive officers of the Company who received at least $100,000 of compensation during any of these years (the "Named Executive Officers"):

                          Summary Compensation Table

                                                                   Long-Term
                                                                 Compensation
                                                                 ------------
                                 Annual Compensation(2)            Options         All Other
                           -----------------------------------
Name                       Year   Salary   Commission/Bonus(3)     (Shares)      Compensation(1)
----                       ----   ------   -------------------     --------      ---------------
John Waldstein             1999  $141,014        $ 7,000             29,500         $16,233
President,                 1998   137,947         27,000             15,000          16,892
Chief Executive Officer    1997   135,000          2,100             10,000(5)        8,021

James Brierley             1999    99,959         16,000                  -               -
Vice President of          1998    89,250         25,100             10,000               -
Sales and Marketing        1997    85,000         18,000                  -               -

Christopher Hentschel      1999    96,972          8,000              3,333               -
Vice President of          1998    86,317          7,500              7,000               -
Engineering                1997    82,125          1,800                  -               -

Robert Voosen (4)          1999         -              -                  -               -
Executive Vice             1998    51,539              -                  -               -
President                  1997   100,000              -              9,000(5)            -

(1) Represents the cost of a split dollar whole life insurance policy with a face value of $1,005,000 as of August 31, 1999 and a long-term disability policy. The Company is a beneficiary of such life insurance policy to the extent of all premiums paid upon the death of John Waldstein. Mr. Waldstein may purchase this policy upon termination of his employment for the then current cash surrender value.

(2)  Does not include perquisites which do not exceed 10% of annual salary.

(3) Amount represents commissions and/or bonus earned during the applicable year.

(4)  Mr. Voosen resigned as an officer of the Company in September 1997.

(5) Represents warrants to purchase 10,000 and 9,000 shares of common stock granted to Messrs. Waldstein and Voosen, respectively, at an exercise price of $2.12 per share exercisable for a ten-year period.

     The Company's Board of Directors, commencing in fiscal 1993, established an annual bonus plan for officers and certain key employees. The available funds for the plan shall be up to five percent of income before taxes. The final amount and subsequent distribution to employees shall be determined by the Company's compensation committee.

Options Granted During Fiscal 1999

     The following table sets forth certain information with respect to the grant of stock options in fiscal 1999 to any of the Named Executive Officers:

                                                                                         Potential Realizable
                      Individual Grants                                                    Value of Assumed
                    ---------------------
                    Number of            Percent of                                        Annual Rates of
                     Shares            Total Options                                          Stock Price
                    Underlying           Granted To         Exercise                       Appreciation for
                     Options             Employees            Price         Expiration     Option     Term (2)
Name                Granted (1)           In Year           Per Share          Date          5%($)     $10%($)
----                -------               -------           ---------          ----          -----     -------
John Waldstein        4,500                 6%                $1.17       Oct. 13, 2008    $ 3,311     $ 8,391
Chris Hentschel       3,333                 4%                $1.64       Jan. 26, 2009      3,438       8,712
John Waldstein       25,000                33%                $1.31       Apr. 14, 2009     20,596      52,195

(1)  The options vest annually over a 4-year period from the date of grant.

(2) Amount represents hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. This table does not take into account any appreciation in the price of the common stock.

Compensation on Involuntary Termination

     John Waldstein has an employment contract with the Company which provides for certain compensation to be paid to him if he is discharged by the Company without cause, as defined before the end of the term of his contract. Mr. Waldstein has a continuous three-year employment contract with a current minimum annual salary of approximately $142,000, subject to adjustment for inflation. The salary of Mr. Waldstein is subject to performance reviews and annual adjustment as determined by the Company's compensation committee.

     If the employment of John Waldstein is terminated by the Company without cause, including a change in status as a result of an acquisition, merger or sale of assets (an "Acquisition"), the Company is obligated to pay at such termination an amount equal to his total salary and benefits to the conclusion of the contract period. In the event of an Acquisition of the Company, Mr. Waldstein's base salary shall increase to an annual salary of $175,000, subject to future adjustments for inflation. As of February 1, 2000, John Waldstein's base salary to the conclusion of his contract period is approximately $426,000, plus future cost of living adjustments.

     After an Acquisition of the Company, provided Mr. Waldstein continues his employment for at least a six month period, and he subsequently voluntarily resigns, he shall be paid one year's compensation and benefits. For each additional six months that he works thereafter, he shall be paid an additional six months compensation and benefits provided any such payments shall not exceed three years of compensation.

     The Company also has employment arrangements with certain key management (including Messrs. Brierley and Hentschel) that require salary and benefit continuation for one year in the event of a termination of such employment as a result of an Acquisition. As of February 1, 2000, the annual salaries of such management personnel represent an aggregate of $367,000.

Year End Option Table

     The following table sets forth the number and value of unexercised options held as of August 31, 1999 by the Named Executive Officers:

                  Aggregated Option Exercises In Last Fiscal
                    Year and Fiscal Year End Option Values

                                                                    Value of Unexercised
                                Number of Unexercised              In-the-Money Options at
                            Options at end of Fiscal 1999           End of Fiscal 1999 (2)
                            -----------------------------           ----------------------
Name                      Exercisable        Unexercisable      Exercisable     Unexercisable
----                      -----------        -------------      -----------     -------------
John Waldstein (1)(3)       112,417              45,750          $130,731          $45,380
James Brierley (1)           17,500              12,500            15,322           11,316
Christopher Hentschel(1)     18,584               9,083            17,571            7,486

(1)  There were no options exercised during fiscal 1999.

(2) Difference between the fair market value of the underlying common stock on November 11, 1999 and the exercise price.

(3) Includes warrants to purchase an aggregate of 35,000 shares of common stock. See "Summary Compensation Table - Note 5" herein and see Note 9 to the Consolidated Financial Statements.

Compensation of Directors

     Directors who are not officers receive $500 for each Board of Directors meeting and $500 for each Committee meeting that they attend in person or by telephone conference call. For the fiscal year ended August 31, 1999, directors' fees were paid in the amounts of $2,500 to Ms. Balcom, $3,500 to Mr. Paley, and $3,000 to Mr. Moyes. In April 1999, each of the Company's three non-employee directors received options under the Company's non-qualified stock option plan to purchase 2,000 shares of common stock at an exercise price of $1.37. These options were fully vested upon the date of grant. Mr. Paley, Mr. Moyes, and Ms. Balcom perform consulting work for the Company and for the fiscal year ended August 31, 1999 were paid $26,000, $6,000, and $1,000, respectively.

Other Matters

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers. Executive officers, directors, and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     The Company believes that all filing requirements applicable under Section 16(a) to its executive officers, directors, and 10% stockholders were complied with for fiscal 1999.

                             INDEPENDENT AUDITORS

     Deloitte & Touche LLP has served as the Company's independent auditors since 1982. The Company's management anticipates that Deloitte & Touche LLP will also serve as the Company's auditors in connection with the financial statements to be prepared for the fiscal year ending August 31, 2000. No representative of Deloitte & Touche LLP is expected to attend the meeting of Shareholders.

                           PROPOSALS BY SHAREHOLDERS

     Any Shareholder who wishes to include a proposal for presentation at the next annual meeting of the Company must send such proposal to the Company and such proposal must be received by the Company no later than October 27, 2000. Any proposal submitted by a Shareholder must comply with the provision of Rule 14A-8 of the Exchange Act of 1934 as amended.

                                 OTHER MATTERS

     As of the date hereof, the Company has not been informed of any matters to be presented for action at the meeting other than those listed in the notice of meeting and referred to herein. If any other matters come before the meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons named therein.

                             FINANCIAL STATEMENTS

     A copy of the Company's Annual Report for the fiscal year ending August 31, 1999 and the Company's Form 10-QSB for the quarter ending November 30, 1999 is being mailed to all shareholders herewith. The Annual Report and the Company's Form 10-QSB are not to be regarded as proxy solicitation material.

     Shareholders are urged to sign the enclosed form of proxy and return it at once in the envelope enclosed for that purpose.

                                       By Order of the Board of Directors,

                                       Peter Myerson, Clerk

Canton, Massachusetts
February 25, 2000

                        INTERNATIONAL ELECTRONICS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John Waldstein with full power of substitution, as the true and lawful attorney in fact and proxy for the undersigned to vote all shares of common stock of International Electronics, Inc. (the "Company") which the undersigned is entitled to vote at a Special Meeting of Shareholders to be held at the offices of Cohan, Rasnick, Myerson & Marcus, LLP, One State Street, Boston, Massachusetts 02109, at 2:00 p.m. on March 30, 2000 or any adjournment thereof, such proxy being directed to vote as specified on the reverse on the election of directors and being authorized to vote in his own discretion for each proposal as to which a specified vote is not directed. The above named proxy is directed to vote all of the undersigned's shares as follows:

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS INDICATED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES AND FOR THE PROPOSAL.

                (Continued and to be signed on the other side.)

                        Please date, sign and mail your
                      proxy card back as soon as posible!

                        Special Meeting of Shareholders
                        INTERNATIONAL ELECTRONICS, INC.

                                March 30, 2000

                Please Detach and Mail in the Envelope Provided

A  [X]  Please mark your
        votes as in this
        example.
                            WITHHOLD
                       FOR  AUTHORITY   Nominees:                                                                FOR AGAINST ABSTAIN
1.  To elect a three   [_]    [_]       John Waldstein                        2.  To consider and act upon such  [_]   [_]     [_]
    class Board of four                   Class 3 Director to serve 3 years       other business or further
    Directors to serve                  Heath Paley                               business as may properly come
    until the successor of each           Class 1 Director to serve 1 year        before the meeting.
    Director is chosen and              Diane Balcom
    qualified at the applicable           Class 2 Director to serve 2 years       Management recommends a vote FOR this action.
    annual meeting over a three         Kenneth Moyes
    year cycle.                           Class 2 Director to serve 2 years       Management knows of no other matters that may
                                                                              properly be, or which are likely to be, brought
INSTRUCTIONS: TO WITHHOLD AUTHORITY                                           before the meeting. However, if any other matters
TO VOTE FOR ANY INDIVIDUAL NOMINEE,                                           are properly brought before the meeting, the person
DRAW A LINE THROUGH THE NOMINEE'S                                             named in this Proxy or his substitute will vote in
NAME ON THE LIST AT RIGHT.                                                    accordance with his best judgment.

                                                                              Please mark, sign, date and return the proxy card
                                                                              promptly using the enclosed envelope.

Signature of Shareholder                             Signature of Shareholder                             Date
                         --------------------------                           --------------------------       -------------------

IMPORTANT:  Please date this Proxy and sign Proxy exactly as your name appears hereon. If shares are held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign and their titles.